EXHIBIT  4.5


                                   NETTAXI.COM

                             STOCK OPTION AGREEMENT
                                     [FORM]

     This Nettaxi.com Stock Option Agreement (the "Agreement"), by and between Nettaxi.com, a Nevada corporation (the "Company"), and _______________
("Optionee"),  is  made  effective  as  of  this  day  of  _____________, 199__.

                                       RECITALS

     1. Pursuant to the Nettaxi.com 1999 Stock Option Plan (the "Plan"), the Board of Directors of the Company (the "Board") has authorized the grant of an option to purchase common stock of the Company ("Common Stock") to Optionee, effective on the date indicated above, thereby allowing Optionee to acquire a proprietary interest in the Company in order that Optionee will have further incentive for continuing his or her employment by, and increasing his or her efforts on behalf of, the Company or an Affiliate of the Company.

     2. The Company desires to issue a stock option to Optionee and Optionee desires to accept such stock option on the terms and conditions set forth below.

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                                    AGREEMENT

     1.     Option  Grant.  The  Company  hereby  grants  to  the Optionee, as a
            -------------
separate incentive and not in lieu of any fees or other compensation for his or her services, an option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of ____________________ (________________) shares of authorized but unissued shares of Common Stock, at the Purchase Price set forth in paragraph 2 of this Agreement.

     2.     Purchase  Price.  The  Purchase Price per share (the "Option Price")
            ---------------
shall be $__________, which is not less than ___________________ percent (____%)
of the fair market value per share of Common Stock on the date hereof. The Option Price shall be payable in the manner provided in paragraph 9 below.

     3.     Adjustment.  The number and class of shares specified in paragraph 1
            ----------
above, and the Option Price, are subject to appropriate adjustment in the event of certain changes in the capital structure of the Company such as stock splits, recapitalizations and other events which alter the per share value of Common Stock or the rights of holders thereof. In connection with (i) any merger, consolidation, acquisition, separation, or reorganization in which more than fifty percent (50%) of the shares of the Company outstanding immediately before such event are converted into cash or into another security, (ii) any dissolution or liquidation of the Company or any partial liquidation involving fifty percent (50%) or more of the assets of the Company, (iii) any sale of more than fifty percent (50%) of the Company's assets, or (iv) any like occurrence in which the Company is involved, the Company may, in its absolute discretion, do one or more of the following upon ten days' prior written notice to the
Optionee:  (a)  accelerate any vesting schedule to which this option is subject;
(b) cancel this option upon payment to the Optionee in cash, to the extent this option is then exercisable, of any amount which, in the absolute discretion of the Company, is determined to be equivalent to any excess of the market value (at the effective time of such event) of the consideration that the Optionee would have received if this option had been exercised before the effective time over the Option Price; (c) shorten the period during which this option is exercisable (provided that this option shall remain exercisable, to the extent otherwise exercisable, for at least ten days after the date the notice is given); or (d) arrange that new option rights be substituted for the option rights granted under this option, or that the Company's obligations under this option be assumed, by an employer corporation other than the Company or by a parent or subsidiary of such employer corporation. The actions described in this paragraph 3 may be taken without regard to any resulting tax consequence to the Optionee.

     4.     Option Exercise.  Commencing on the date of this Agreement the right
            ---------------
to exercise this option will accrue as to __________ ( ) of the number of shares subject to this option. Thereafter, the right to exercise the remainder of this option will accrue in ______ (__) equal quarterly installments. Shares entitled to be, but not, purchased as of any accrual date may be purchased at any subsequent time, subject to paragraphs 5 and 6 below. The number of shares which may be purchased as of any such anniversary date will be rounded up to the nearest whole number. No partial exercise of the option may be for an aggregate exercise price of less than One Hundred Dollars ($100). In order to exercise any part of this option, Optionee must agree to be bound by the Company's Shareholder Buy-Sell Agreement, if any, existing at the time of the exercise of this Option.

     5.     Termination of Option.  The right to exercise this option will lapse
            ---------------------
in four (4) equal installments of the number of shares subject to this option on each of the sixth, seventh, eighth, and ninth anniversaries of the effective date of this Agreement. Notwithstanding any other provision of this Agreement, this option may not be exercised after, and will completely expire on, the close of business on the date ten (10) years after the effective date of this Agreement, unless terminated sooner pursuant to paragraph 6 below.

     6.     Termination  of  Employment.  In  the  event  of  termination  of
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Optionee's employment with the Company for any reason, this option will terminate three (3) months after the date of the termination of Optionee's employment, unless terminated earlier pursuant to paragraph 5 above. However,
(i) if termination is due to the death of Optionee, the Optionee's estate or a legal representative thereof, may at any time within and including six (6) months after the date of death of Optionee, exercise the option to the extent it was exercisable at the date of termination; or (ii) if termination is due to Optionee's "disability" (as determined in accordance with Section 22(e)(3) of the Internal Revenue Code), Optionee may, at any time, within one (1) year following the date of this Agreement, exercise the option to the extent it was exercisable at the date of termination. If the Optionee or his or her legal representative fails to exercise the option within the time periods specified in this paragraph 6, the option shall expire. The Optionee or his or her legal representative may, on or before the close of business on the earlier of the date for exercise set forth in paragraph 5 or the dates specified in paragraph 4 above, exercise the option only to the extent Optionee could have exercised the option on the date of such termination of employment pursuant to paragraphs 4 and 5 above.

     7.     Repurchase  Option  of  Company.  Pursuant  to  Section 6.1.8 of the
            -------------------------------
Plan, in the event of termination of Optionee's employment with the Company for any reason, the Company shall have an option to repurchase ("Repurchase Option") any Common Stock owned by the Optionee or his or her heirs, legal representatives, successors or assigns at the time of termination, or acquired thereafter by any of them at any time, by way of an option granted hereunder. The Repurchase Option must be exercised, if at all, by the Company within ninety
(90) days after the date of termination upon notice ("Repurchase Notice") to the Optionee or his or her heirs, legal representatives, successors or assigns, in conformance with paragraph 13 below. The purchase price to be paid for the shares subject to the Repurchase Option shall be One Hundred Fifteen Percent (115%) of their book value. For the purposes of this paragraph, the Company's book value shall be determined in accordance with generally accepted accounting principles applied on a basis consistent with those previously applied by the Company. The book value shall be fixed under this paragraph by the accountants of the Company and shall be computed as of the last day of the Company's fiscal quarter most recently preceding the Repurchase Notice. Any shares issued pursuant to an exercise of an option hereunder shall contain the following legend condition in addition to any other applicable legend condition:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REPURCHASE PROVISIONS IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

     8.     Transferability.  This  option will be exercisable during Optionee's
            ---------------
lifetime only by Optionee. Except as otherwise set forth in the Plan, this option will be non-transferable.

     9.     Method  of Exercise.  Subject to paragraph 10 below, this option may
            -------------------
be exercised by the person then entitled to do so as to any shares which may then be purchased by delivering to the Company an exercise notice in the form attached hereto as Exhibit A and:
                      ----------

          (a) full payment of the Option Price thereof (and the amount of any tax the Company is required by law to withhold by reason of such exercise) in the form of:

               (i)     cash  or  readily  available  funds;  or

               (ii) delivery of a promissory note in the amount of the aggregate Option Price of the exercised shares (the "Note") in a form acceptable to the Company in its sole discretion together with delivery by the Optionee of a Security Agreement in a form acceptable to the Company in its sole discretion; or

               (iii) a written request to Net Exercise, as defined in this paragraph 9(a)(iii). In lieu of exercising this Option via cash payment or promissory note, Optionee may elect to receive shares equal to the value of this Warrant (or portion thereof being canceled) by surrender of this Option at the principal office of the Company together with notice of election to exercise by means of a Net Exercise in which event the Company shall issue to Optionee a number of shares of the Company computed using the following formula:

                    X  =    Y (A-B)
                            -------
                               A
where X is the number of shares of stock to be issued to Optionee; Y is the number of shares purchasable under this Option; A is the fair market value of the stock determ8ined in accordance with Section 6.1.12 of the Plan; and B is the Option Price as adjusted to the date of such calculation.

          (b)     payment  of  any  withholding  or  employment  taxes,  if any;

          (c) an executed Shareholders Buy-Sell Agreement, if any, binding the Company's shareholders and restricting the transfer of their shares, executed appropriately by the Optionee and his or her spouse, if any.

The Company will issue a certificate representing the shares so purchased within a reasonable time after its receipt of such notice of exercise, payment of the Option Price and withholding or employment taxes, and execution of any existing Shareholders Buy-Sell Agreement, with appropriate certificate legends.

     10.     Securities  Laws.  The  issuance of shares of Common Stock upon the
             ----------------
exercise of the option will be subject to compliance by the Company and the person exercising the option with all applicable requirements of federal and state securities and other laws relating thereto. No person may exercise the option at any time when, in the opinion of counsel to the Company, such exercise is permitted under applicable federal or state securities laws. Nothing herein will be construed to require the Company to register or qualify any securities under applicable federal or state securities laws, or take any action to secure an exemption from such registration and qualification for the issuance of any securities upon the exercise of this option.

     11.     No Rights as Shareholder.  Neither Optionee nor any person claiming
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under or through Optionee will be, or have any of the rights or privileges of, a shareholder of the Company in respect of any of the shares issuable upon the exercise of the option, unless and until this option is properly and lawfully exercised.

     12.     No  Right  to Continued Employment.  Nothing in this Agreement will
             ----------------------------------
be construed as granting Optionee any right to continued employment. EXCEPT AS THE COMPANY AND OPTIONEE WILL HAVE OTHERWISE AGREED IN WRITING, OPTIONEE'S EMPLOYMENT WILL BE TERMINABLE BY THE COMPANY, AT WILL, WITH OR WITHOUT CAUSE FOR ANY REASON OR NO REASON. Except as otherwise provided in the Plan, the Board in its sole discretion will determine whether any leave of absence or interruption in service (including an interruption during military service) will be deemed a termination of employment for the purpose of this Agreement.

     13.     Notices.  Any  notice to be given to the Company under the terms of
             -------
this Agreement will be addressed to the Company, in care of its Secretary, at its executive offices, or at such other address as the Company may hereafter designate in writing. Any notice to be given to Optionee will be in writing and delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to Optionee at the address set forth beneath Optionee's signature in writing. Any such notice will be deemed to have been duly given where deposited in a United States post office in compliance with the foregoing.

     14.     Non-Transferrable.  Except  as otherwise provided in the Plan or in
             -----------------
this Agreement, the option herein granted and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise). Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option, or of any right or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, this option will immediately become null and void.

     15.     Successor.  Subject to the limitation on the transferability of the
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option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto.

     16.     California  Law.  This  Agreement will be governed by and construed
             ---------------
in  accordance  with  the  laws  of  the  State  of  California.

     17.     Type  of  Option.  The  option  granted  in  this  Agreement:
             ----------------

     [ ] Is intended to be an Incentive Stock Option ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     [ ]     Is  a  non-qualified  Option  and  is  not  intended to be an ISO.

     18.     Plan  Provisions  Incorporated by Reference.  A copy of the Plan is
             -------------------------------------------
attached hereto as Exhibit "A" and incorporated herein by this reference. In the case of conflict between any provision in this Agreement and any provision in the Plan or a Shareholder Buy-Sell Agreement, if any, the terms of this Agreement shall prevail. In the case of conflict between any provision in the Plan and a provision in a Shareholders Buy-Sell Agreement, if any, the terms of the Plan shall prevail.

     19.     Term.  Capitalized  terms  used  herein,  except  as  otherwise
             ----
indicated,  shall  have  the  same  meaning  as those terms have under the Plan.

     IN  WITNESS WHEREOF,     the parties have executed this Agreement as of the
day  and  year  written  below.

COMPANY:                         NETTAXI.COM

                              By:

                              Its:______________________________

OPTIONEE:
                              (print  name)


                              (signature)

                              Address:

                                     ------
                                    EXHIBIT A
                                 EXERCISE NOTICE

NETTAXI.COM
1696  Dell  Avenue
Campbell,  California  95008
Attention:   Secretary

     1. Exercise of Option. Effective as of today, ____________________, the undersigned ("Purchaser") hereby elects to purchase ____________________ shares (the "Shares") of the Common Stock of Nettaxi.com (the "Company") under and pursuant to the Nettaxi.com 1999 Stock Option Plan (the "Plan") and the Stock Option Agreement dated _______________ (the "Option Agreement"). The purchase price for the Shares shall be $_______, as required by the Option Agreement.

     2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares in the form of:

     [ ]    Cash  or  readily  available  funds;
     [ ]    Promissory  Note  and  Security  Agreement;
     [ ]    Formal  Request  to  Net  Exercise;

     3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. Additionally, in connection with the purchase of the Shares, Purchaser represents to the Company the following:

          (a)     Investment  Intent.  Purchaser is purchasing the Shares solely
                  ------------------
for his own account for investment. Purchaser has no present intention to resell or distribute the Shares or any portion thereof. The entire legal and beneficial interest of the Shares is being purchased, and will be held, for Purchaser's account only, and neither in whole or in part for any other person.

     (b)     Information Concerning Company.     Purchaser has significant prior
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experience and knowledge of the affairs of the Company. Purchaser is aware of the Company's business and financial condition and has acquired sufficient information about the Company to make an informed and acknowledgeable decision to purchase the Shares.

     (c)     Economic  Risk.     Purchaser  realizes  that  the  purchase of the
             --------------
Shares will be a highly speculative investment and involves a high degree of risk. Purchaser is able, without impairing his financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of Purchaser's investment.

     (d)     Restriction  of Transfer.     Purchaser understands that the Shares
             ------------------------
must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser understands that the certificate evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

     (e)     Sales  Under  Rule  144.     Purchaser  is aware of the adoption of
             -----------------------
rule 144 by the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act, which permits limited public resale of securities acquired in a non-public offering subject to the satisfaction of certain conditions, including among other things: (i) the availability of certain current public information about the Company, (ii) the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold, (iii) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a "market maker," and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

     (f)     Limitation  on  Rule  144 Sales.     Purchaser further acknowledges
             -------------------------------
and understands that the Company is not now and at the time he wishes to sell the Shares may not be satisfying the current public information requirement of Rule 144, and, in such case, Purchaser could be precluded from selling the Shares under Rule 144 even if the one-year minimum holding period has been satisfied.

     (g)     Sales  Not Under Rule 144.  Purchaser further acknowledges that, if
             -------------------------
all or the requirements of Rule 144 are not met, then registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion (i) that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and (ii) that such persons and the brokers who participate in the transactions do so at their own risk.

     4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Option, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in the Plan.

     5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

     6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the law of the State of California.

Submitted  by:                              Accepted  by:

PURCHASER:                                  NETTAXI.COM

________________________________            By  ______________________
Signature

________________________________            Its________________________
Print  Name
Address:  ______________________
Date
Received:_______________________

________________________________